Exhibit 10.2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of July 1, 2002 by and among (i) VeriFone Holdings, Inc., a Delaware corporation (the “Company”), (ii) GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR Fund VII”), GTCR Co-Invest, L.P., a Delaware limited partnership (“GTCR Co-Invest”), and GTCR Capital Partners, L.P., a Delaware limited partnership (“GTCR Capital” and, together with GTCR Fund VII and GTCR Co-Invest, the “GTCR Investors”), (iii) the TCW/Crescent Lenders (as defined herein), (iv) each executive on the attached “Schedule of Stockholders” and any other executive employee of the Company or its Subsidiaries who, at any time, acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an “Executive” and collectively, the “Executives”), and (v) VF Holding Corp., a Delaware corporation (formerly known as VeriFone Holding Corp.) (“Seller”), and each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading “Other Stockholders” who, at any time, acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (Seller and such other Persons being “Other Stockholders” hereunder).  Each of the GTCR Investors and each of the TCW/Crescent Lenders are sometimes individually referred to as an “Investor” and collectively as the “Investors.”  The Investors, the Executives and the Other Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.”  Capitalized terms used but not otherwise defined herein are defined in Section 9 hereof.

The Investors will purchase Class A Preferred Stock of the Company (the “Class A Preferred”) and Common Stock of the Company (the “Common Stock”), pursuant to a Purchase Agreement between the Investors and the Company dated as of the date hereof (as amended from time to time in accordance with its terms, the “Purchase Agreement”).  The Company, GTCR Capital and the TCW/Crescent Lenders are parties to a Senior Subordinated Loan Agreement of even date herewith, as amended, supplemented or modified from time to time (the “Loan Agreement”), pursuant to which Warrants will be issued to GTCR Capital and the TCW/Crescent Lenders.  Pursuant to a Senior Management Agreement or Executive Stock Agreements between the Company and the Executives, the Executives will purchase Common Stock and Class A Preferred.  Pursuant to the Agreement and Plan of Merger of even date herewith among the Company, VeriFone Intermediate Holdings, Inc., a Delaware corporation, VeriFone MergerSub, Inc., a Delaware corporation, VeriFone, Inc., a Delaware corporation, and Seller (the “Merger Agreement”), certain parties thereto shall acquire Common Stock.

The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which capital stock of the Company may be transferred, and (ii) assuring continuity in the ownership of the Company.  The execution and delivery of this Agreement is a condition to the Investors’ purchase of the Common Stock and the Class A Preferred pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Board of Directors.

(a)                                  From and after the Closing and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of the board or any committee thereof, or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i)                                     the authorized number of directors on the Company’s board of directors (the “Board”) shall be established at up to eight directors;

(ii)                                  the following persons shall be elected to the Board:

(A)                              three representatives designated by GTCR Fund VII (the “GTCR Investor Directors”);

(B)                                the Chief  Executive Officer of VeriFone, Inc., a Delaware corporation (the “CEO,” and in his director capacity, the “Executive Director”);

(C)                                one representative designated by Seller, who shall initially be Alec Gores (the “Seller Director”); and

(D)                               two, or at the election of GTCR Fund VII, three representatives chosen jointly by GTCR Fund VII and the CEO (the “Outside Directors”); provided that no Outside Director shall be a member of the Company’s management or an employee or officer of the Company or its subsidiaries; provided further that if GTCR Fund VII and the CEO are unable to agree on the Outside Directors within 10 days after the date specified by GTCR Fund VII for electing the Outside Directors, then GTCR Fund VII shall, in its sole discretion, designate the Outside Directors;

(iii)                               the composition of any committee of the Board shall include at least one GTCR Investor Director;

(iv)                              the boards of directors of each of the Company’s subsidiaries (each a “Sub Board”) shall be composed so that a majority of the members of each Sub Board are members of the Board; provided that in the case of VeriFone, Inc., at least one of such directors shall be the CEO;

(v)                                 the  removal from the Board, a Sub Board or a committee (with or without cause) of any GTCR Investor Director or any Outside Director shall be upon (and only upon) the written request of GTCR Fund VII;

(vi)                              if the Executive Director ceases to hold his executive office, the Executive Director shall be removed promptly after such time from the Board, each Sub Board and each committee;

(vii)                           in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board, a Sub Board or a committee during his term of office, the resulting vacancy on the Board, the Sub Board or such committee shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above; and

(viii)                        The TCW/Crescent Lenders shall have board observer rights upon the terms and conditions set forth in the Loan Agreement, for so long as the TCW/Crescent Lenders are entitled to such rights under the Loan Agreement.

(b)                                 The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.  Notwithstanding the foregoing, (i) the Company shall not pay in respect of service as a director any director fees or other compensation (other than reimbursement of out-of-pocket expenses as provided in the previous sentence) to the CEO, the Seller Director or to any director who is an employee of any of the GTCR Investors or any entity which directly or indirectly controls any of the GTCR Investors and (ii) any director fees or other compensation paid to any other director shall be reasonable in amount.

(c)                                  If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company’s bylaws and applicable law.

(d)                                 The rights of Seller under this Section 1 shall terminate at such time as Seller ceases to hold in the aggregate (i) at least 50% of the Stockholder Shares acquired by Seller pursuant to the Merger Agreement or (ii) at least 2½% of the fully-diluted Common Stock of the Company.

(e)                                  The provisions of this Section 1 shall terminate upon the first to occur of (i) the consummation of a Public Offering and (ii) the consummation of a Sale of the Company.

2.                                       Legend.  Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JUNE      , 2002 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF

THE COMPANY’S STOCKHOLDERS.  A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof.  The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares or upon termination of this Agreement.

3.                                       Representations and Warranties.  Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.  Except for any proxy, voting trust or other agreement granted by an Investor to a trustee for the benefit of secured noteholders pursuant to documents related to the financing of such Investor, no holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

4.                                       Participation Rights.

(a)                                  At least 30 days prior to any Transfer of Stockholder Shares by any GTCR Investor, the GTCR Investors shall deliver a written notice (the “Sale Notice”) to the Company and the other Stockholders who are not GTCR Investors (the “Tag-Along Stockholders”) specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer.  The Tag-Along Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the GTCR Investors  within 30 days after delivery of the Sale Notice.  If any Tag-Along Stockholders have elected to participate in such Transfer, the GTCR Investors and such Tag-Along Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, Stockholder Shares of the same type and class and in the same relative proportions (which proportions shall be determined on a share for share basis with respect to the Common Stock and on the basis of aggregate liquidation value with respect to the Class A Preferred) as the Stockholder Shares which are being Transferred, a number of shares of each class of Stockholder Shares equal to the product of (A) the quotient determined by dividing the number of shares of each such class of Stockholder Shares owned by such person by the aggregate number of outstanding shares of each such class of Stockholder Shares owned by the GTCR Investors and the Tag-Along Stockholders participating in such sale and (B) the number of shares of each such class of Stockholder Shares to be sold in the contemplated Transfer.

(b)                                 The GTCR Investors will use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Stockholders in any contemplated Transfer, and the GTCR Investors will not transfer any of their Stockholder Shares to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Stockholders or (B) the GTCR Investors agree to purchase the number of such class of Stockholder Shares from the Tag-Along Stockholders which the Tag-Along Stockholders would have been entitled to sell pursuant to Section 4(a) for the consideration per share to be paid to the GTCR Investors by the prospective transferee(s).

(c)                                  Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 4 shall not apply to (i) any Transfer or Transfers of less than 10%, in the aggregate, of any class of Stockholder Shares held by any GTCR Investor to or among its Affiliates or (ii) a Public Sale; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement.  Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

(d)                                 The provisions of this Section 4 (i) will not apply (a) to sales made in connection with an Approved Sale and (b) to any Stockholder who is participating in a Sale of the Company and (ii) shall terminate upon the first to occur of, (x) the consummation of a Sale of the Company and (y) the consummation of a Public Offering.

5.             First Refusal Rights.

(a)                                  Prior to making any Transfer of Stockholder Shares (other than a Transfer pursuant to a Public Sale of the type referred to in clause (i) of the definition thereof or a Sale of the Company), any Stockholder (other than the GTCR Investors) desiring to make such Transfer (the “Transferring Stockholder”) will give written notice (the “Sale Notice”) to the Company and the holders of First Refusal Shares (collectively, the “Sale Notice Recipients”).  The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer.  Such Transferring Stockholder will not consummate any Transfer until the date that the parties to the Transfer have been finally determined pursuant to Section 5(b) below (such date, the “Authorization Date”).

(b)                                 The Company may elect to purchase all (but not less than all) of such Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Stockholder and the Sale Notice Recipients (other than the Company) within 20 days after the Sale Notice has been given to the Company.  If the Company has not elected to purchase all of the Stockholder Shares to be transferred, the holders of First Refusal Shares may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to such Transferring Stockholder within 25 days after the Sale Notice has been given to the holders of First Refusal  Shares.  If more than one holder of First Refusal Shares elects to purchase the Stockholder Shares to be transferred, the shares of Stockholder Shares to be sold shall be allocated among the holders of First Refusal Shares pro rata according to the number of First Refusal Shares of the relevant class owned by such holder of First Refusal Shares on a fully diluted basis.  If neither the Company nor the holders of First Refusal Shares elects to purchase all of the Stockholder Shares specified in the Sale Notice, the Transferring Stockholder may transfer the Stockholder Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s)

thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date.  Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this Section 5 upon subsequent transfer.  The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Transferring Stockholder to the Company.

(c)                                  The restrictions of this Section 5 will not apply with respect to (i) any Transfer of Stockholder Shares by any Stockholder to or among its Affiliates, (ii) in the case of an Executive or a Seller Stockholder (as defined in Section 12 hereof), pursuant to applicable laws of descent and distribution or among such Executive’s or such stockholder’s Family Group, (iii) in the case of Seller, any Seller Transfer (as defined in Section 12 hereof), (iv) a repurchase of Stockholder Shares by the Company pursuant to the terms of the Senior Management Agreement and Executive Stock Agreements (as defined in the Purchase Agreement), (v) a Public Sale, (vi) an Approved Sale (as defined in Section 7(a) hereof) or (vii) any pledge by an Investor to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such Investor; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i), (ii) or (iii) above and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement.  Upon the Transfer of Stockholder Shares pursuant to clause (i), (ii) or (iii) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

(d)                                 Notwithstanding anything herein to the contrary, except pursuant to clause (b) above, in no event shall any Transfer of Stockholder Shares pursuant to this Section 5 be made for any consideration other than cash payable upon consummation of such Transfer.

(e)                                  The restrictions set forth in this Section 5 shall continue with respect to each Stockholder Share until the earlier of (i) the consummation of a Public Offering, (ii) the consummation of an Approved Sale and (iii) the date on which such Stockholder Share has been transferred pursuant to this Section 5 (other than Section 5(c)).

6.                                       Pre-emptive Rights.

(a)                                  If after the date hereof the Company authorizes the issuance or sale of any shares of Common Stock or Preferred Stock or any securities convertible, exchangeable or exercisable for Common Stock to (i) the GTCR Investors or (ii) any employees of the GTCR Investors or any entity directly or indirectly controlling or under common control with any of the GTCR Investors (each, a “GTCR Issuance”), the Company shall offer to sell to each holder of Common Stock (other than the GTCR Investors) (the “Other Common Stockholders”), at the same price and on the same terms, an amount of Common Stock, Preferred Stock or such other securities equal to the product of (i) the quotient determined by dividing (A) the number of shares of Common Stock held by such Other Common Stockholder by (B) the total number of shares of Common Stock outstanding, in each case on a fully diluted basis and (ii) the sum of the number of shares of Common Stock, Preferred Stock or such other securities to be issued in the GTCR Issuance plus the number of shares of Common Stock, Preferred Stock or such other securities which Other Common Stockholders have elected to purchase pursuant to Section 6(b) below.  Each Other Common Stockholder shall be entitled to purchase such shares or securities at the most favorable price and on the most favorable terms as such shares or securities are to be offered to the GTCR Investors; provided that if the GTCR Investors are required or permitted to also purchase other securities of the Company, the Other Common Stockholder exercising their rights pursuant to this Section 6 shall also be required or permitted, as the case may be, to purchase the same strip of securities (on the same terms and conditions) that the GTCR Investors are required or permitted to purchase, as the case may be.  The purchase price for all shares and securities to be offered to the Other Common Stockholder shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.  It is understood by the parties hereto that the Company may proceed with the consummation of the GTCR Issuance prior to offering such shares or other securities to the Other Common Stockholders; provided that an Issuance Notice (as defined below) is delivered to each of the Other Common Stockholders in accordance with Section 6(b) below.

(b)                                 The Company shall deliver to each holder a written notice (each, an “Issuance Notice”) describing in reasonable detail the shares or securities being offered, the purchase price thereof, the payment terms and such Other Common Stockholder’s percentage allotment prior to the closing of the GTCR Issuance or no later than 30 days thereafter.  In order to exercise its purchase rights hereunder, each Other Common Stockholder must within fifteen (15) days after receipt of an Issuance Notice, deliver a written notice to the Company describing its election hereunder.  If one or more Other Common Stockholders elects to purchase shares or other securities under this Section 6, the closing of such purchase shall occur no later than 30 days after receipt by the Company of such election.

(c)                                  Notwithstanding the foregoing, the rights set forth in this Section 6 shall not apply to (i) issuances of equity securities (or securities convertible into or exchangeable for, or options to purchase, such equity securities), pro rata to all holders of Common Stock, as a dividend on, subdivision of or other distribution in respect of, the Common Stock or (ii) any issuances of Common Stock upon the exercise of warrants originally issued to GTCR Capital and the TCW/Crescent Lenders pursuant to the Loan Agreement.

(d)                                 The rights set forth in this Section 6 shall continue with respect to each Stockholder Share until the earlier of (i) the transfer of such Stockholder Share in a Public Sale, or (ii) the consummation of a Sale of the Company or a Public Offering.

7.             Sale of the Company.

(a)                                  If the holders of a majority of the Investor Shares approve a Sale of the Company to a Person that is not an Affiliate of the GTCR Investors in a bona fide arms-length transaction (an “Approved Sale”), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Investor Shares (voting as a single class) then outstanding.  Each holder of Stockholder Shares shall take all such actions in connection with the consummation of the Approved Sale as may be reasonably requested by the Company.

(b)                                 The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a particular class of Stockholder Shares shall receive the same form of consideration and the same amount of consideration per share, (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares shall be given the same option, (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights and (iv) each holder of Stockholder Shares shall be obligated to join on a pro rata basis (but not on a joint and several basis), based on, but not limited to, the share of the aggregate proceeds paid in such Sale of the Company, in any indemnification or other obligations that the Company’s stockholders agree to provide in connection with such Sale of the Company (other than any such obligations that relate specifically to a particular holder of Stockholder Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Stockholder Shares).

(c)                                  If either the Company or the holders of the Stockholder Shares enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares (other than those qualifying as “accredited investors” under such Rule) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company.  If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will, if required, appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d)                                 Holders of Stockholder Shares will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party.  For purposes of this Section 7(d), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 7(a) shall be deemed to be for the benefit of all holders of the Stockholder Shares.  Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

(e)                                  In the event of a sale or exchange by the Stockholders of all or substantially all of the Stockholder Shares held by the Stockholders (whether by sale, merger,

recapitalization, reorganization, consolidation, combination or otherwise), each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such sale or exchange.  Each holder of Stockholder Shares shall take all such actions in connection with the distribution of the aggregate consideration from such sale or exchange as may be reasonably requested by the Company.

8.             Financial Statements and Other Information.

(a)                                  The Company shall deliver to each holder of Stockholder Shares (so long as such Person holds at least 2½% of the fully-diluted Common Stock of the Company or rights to acquire at least 2½% of the fully-diluted Common Stock of the Company):

(i)                                     as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, an unaudited consolidated statement of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments; and

(ii)                                  within 120 days after the end of each fiscal year, a consolidated statement of income and cash flows of the Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an opinion of an independent accounting firm of recognized national standing.

(b)                                 The Company shall twice annually permit any representatives designated by any holder of  Stockholder Shares (so long as such person holds at least 2½% of the fully-diluted Common Stock of the Company or rights to acquire at least 2½% of the fully-diluted Common Stock of the Company), upon reasonable notice and during normal business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the senior management of the Company and its Subsidiaries, and the Company shall cause such senior management to use their commercially reasonable efforts to cooperate therewith.

9.                                       Definitions.

“Affiliate” means, (i) with respect to any Person, any Person controlling, controlled by, or under common control with such Person (or an Affiliate of such Person), where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, (ii) if such Person is a partnership, any partner thereof and (iii) if such Person is a limited liability company, any member thereof.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Family Group” means an individual’s spouse, parents, brothers, sisters and descendants (whether natural or adopted) (collectively, “Immediate Family Members”) and any trust solely for the benefit of the individual and/or the individual’s Immediate Family members.

“First Refusal Shares” means the Investor Shares and the Seller Shares.

“Investor Shares” means (i) any Common Stock or Class A Preferred purchased or otherwise acquired by the Investors pursuant to the Purchase Agreement and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock and Class A Preferred referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular shares constituting Investor Shares, such shares will cease to be Investor Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock having an aggregate offering value of at least $30 million.

“Public Sale” means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

“Sale of the Company” means any transaction or series of transactions pursuant to, or as a consequence of which any person or group of related persons (other than GTCR Fund VII) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that the term “Sale of the Company” shall not include a Public Offering.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Seller Shares” means (i) any Common Stock purchased or otherwise acquired by the Seller pursuant to the Merger Agreement, (ii) any Common Stock (a) transferred to any Seller Stockholder pursuant to a Seller Transfer (as such terms are defined in Section 12 below) or (b) acquired by Seller or any Seller Stockholder pursuant to Sections 5 and 6 hereof and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) or clause (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular shares constituting Seller Shares, such shares will cease to be Seller Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Stockholder Shares” means (i) any Common Stock or Class A Preferred purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable upon exercise of the Warrants, (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock and Class A Preferred referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any other shares of any class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include nonvoting stock described in (i), (ii), (iii) or (iv) above for purposes of Section 1 hereof.  As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“TCW/Crescent Lenders” means, collectively, (i) TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust III, a Delaware business trust, (iii) TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership, and (iv) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

“TCW/Crescent Shares” means (i) any Common Stock or Class A Preferred purchased or otherwise acquired by any TCW/Crescent Lender, (ii) any Common Stock issued or issuable upon exercise of the Warrants, (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock and Class A Preferred referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any other shares of any class or series of capital stock of the Company held by a Stockholder.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

“Warrants” means the warrants to purchase shares of Common Stock issued by the Company to GTCR Capital and the TCW/Crescent Lenders prior to the date hereof, on the date hereof or at any time in the future.

10.                                 Transfers; Transfers in Violation of Agreement.  Prior to transferring any Stockholder Shares to any person or entity, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the Other Stockholders a counterpart of this Agreement.  Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.  Upon the transfer of all Stockholder Shares held by a Person, such Person shall for all purposes cease to be a “Stockholder” party to this Agreement.

11.                                 Additional Stockholders.  In connection with the issuance of any additional equity securities of the Company, the Company, with the consent of GTCR Fund VII, may permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a “Stockholder” under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes be a “Stockholder” party to this Agreement.

12.                                 Seller Transaction.  The parties to this Agreement acknowledge that Seller may Transfer certain of the shares of Common Stock it receives pursuant to the Merger Agreement to those Persons who are stockholders of Seller as of the Closing Date (as such term is defined in the Merger Agreement) (collectively, the “Seller Stockholders”) either as a distribution, as partial consideration for the redemption of the shares of Seller’s capital stock owned by such Seller Stockholders, or pursuant to a similar transaction or series of transactions (the “Seller Transfers”); provided that as a condition to any such transaction the transferees thereof shall first execute and deliver to the Company a counterpart signature page to this Agreement and thereby become an “Other Stockholder” for all purposes hereunder.  The parties to this Agreement further acknowledge and agree that, in the event any Seller Transfer is consummated, (i) the transfer of Common Stock to the Seller Stockholders pursuant to such Seller Transfer shall not be subject to the provisions of Section 5 of this Agreement and (ii) each Seller Stockholder (together with the members of such Seller Stockholder’s Family Group to whom Common Stock may be transferred pursuant to the terms of this Agreement) shall be aggregated with Seller for purposes of determining whether the percentage thresholds set forth in Sections 1(d), 8(a) and 8(b) of this Agreement have been satisfied.

13.                                 Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Investor Shares; provided that no such amendment or modification that would adversely affect one class or group of holders of Stockholder Shares in a manner different than any other class or group of holders of Stockholder Shares shall be effective against such class or group of holders of Stockholder Shares without the prior written consent of at least a majority of such Stockholder class or group adversely affected thereby; provided that any amendment of the time periods set forth in Section 5 hereof and any amendment of the conditions set forth in Section 7(b) hereof, in each case which would adversely affect Stockholders who are not Investors shall also require the written consent of the holders of a majority of the Stockholder Shares which are not Investor Shares; provided further that any material amendment of Sections 5, 6 or 7 hereof which would adversely affect the holders of TCW/Crescent Shares in a manner different from the GTCR Investors (or which would materially benefit the GTCR Investors and not materially benefit the holders of TCW/Crescent Shares) shall also require the written consent of the holders of a majority of the TCW/Crescent Shares.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

14.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.                                 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

16.                                 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

17.                                 Counterparts.  This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

18.                                 Remedies.  The Company, each Investor, each Executive and each Other Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, each Investor, each Executive and each Other Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

19.                                 Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, delivered via facsimile or mailed via certified mail, return receipt requested (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.  All notices to the Company shall be sent as follows:

If to the Company:

VeriFone Holdings, Inc.

2455 Augustine Drive

Santa Clara, CA  95054

Attention:  Chief Executive Officer

Facsimile: (310) 209-3310

with copies to:

GTCR Fund VII, L.P. and GTCR Co-Invest, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, IL  60606-6402

Attention:                        Collin E. Roche
Craig A. Bondy

Facsimile: (312) 382-2201

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Stephen L. Ritchie

Facsimile: (312) 861-2200

20.                                 Certain Fees; Affiliate Transactions.  The Company shall not, and shall cause its Subsidiaries to not, pay any fees, including without limitation any management advisory fees, consulting fees, investment banking fees or similar fees to any GTCR Investor or any Affiliate of any of the GTCR Investors except as provided in the Professional Services Agreement, dated as of July 1, 2002, as amended from time to time, between VeriFone, Inc. and GTCR Golder Rauner, L.L.C. (the “Professional Services Agreement”).  In addition to the foregoing, the Company covenants that it shall not enter into any agreement or undertake any transaction after the date hereof with any GTCR Investor or any Affiliate of any GTCR Investor that is not a bona fide arms-length agreement or transaction, as applicable, negotiated and entered into in the ordinary course of business (including without limitation any amendment to the Professional Services Agreement).

21.                                 Governing Law.  The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

22.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

VERIFONE HOLDINGS, INC.

By:	/s/ DOUGLAS G. BERGERON
Name:	Douglas G. Bergeron
Its:	Chief Executive Officer

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ JOSEPH P. NOLAN
Name:	Joseph P. Nolan
Its:	Principal

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ JOSEPH P. NOLAN
Name:	Joseph P. Nolan
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ JOSEPH P. NOLAN
Name:	Joseph P. Nolan
Its:	Principal

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III
NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III, L.L.C.,
its Investment manager

By:	TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ TIMOTHY P. COSTELLO
Name:	Timothy P. Costello
Title:	Managing Director

TCW LEVERAGED INCOME TRUST IV, L.P.

By:	TCW/Asset Management Company,
as its Investment Advisor

By:	/s/ RUFUS H. RIVERS
Name:	Rufus H. Rivers
Title:	Senior Vice President

By:	TCW Asset Management Company,
as its Managing Member of
TCW (LINC IV) L.L.C., the General Partner

By:	/s/ TIMOTHY P. COSTELLO
Name:	Timothy P. Costello
Title:	Managing Director

/s/ JESSE ADAMS
Jesse Adams

/s/ WILLIAM G. ATKINSON
William G. Atkinson

/s/ DOUGLAS G. BERGERON
Douglas G. Bergeron

/s/ ROBERT COOK
Robert Cook

/s/ GARY GRANT
Gary Grant

/s/ ROBERT LOPEZ
Robert Lopez

/s/ JAMES SHEEHAN
James Sheehan

/s/ DAVE TURNBULL
Dave Turnbull

/s/ ELMORE WALLER
Elmore Waller

VF HOLDING CORP.

By:	/s/ ALEC E. GORES
Name:	Alec E. Gores
Its:	Chairman